EXHIBIT 24(N)

                       Consent of Independent Accountants


 We hereby consent to the incorporation by reference in the registration statement on Form N-2 (the "Registration Statement") of our report dated March 30, 1999, relating to the statement of assets and liabilities of The Gabelli Utility Fund at March 29, 1999. We also consent to the reference to us under the heading "Independent Public Accountants" in the Registration Statement.